Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Yield10 Bioscience, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry-Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common stock, par value $0.01 per share (“Common Stock”)	457(o)			$12,000,000	0.00011020	$1,322.40
	Other	Pre-funded warrants to purchase shares of Common Stock(3)	N/A
	Equity	Common Stock underlying the Pre-funded warrants to purchase Common Stock(3)	N/A
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amount					$12,000,000	0.00011020	$1,322.40
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							$1,322.40

(1)            Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock of Yield10 Bioscience, Inc. (the “Registrant”) that become issuable with respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of outstanding shares of Registrant’s common stock.

(2)            Estimated solely for the purpose of calculating the amount of the registration fee in pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”)

(3)            In accordance with Rule 457(g), the entire registration fee for the Pre-funded Warrants is allocated to the shares of Common Stock underlying such Pre-funded Warrants, and no separate fee is payable for the Pre-funded Warrants.